UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2025

PINEAPPLE FINANCIAL INC.

(Exact name of registrant as specified in charter)

Canada	001-41738	Not applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Unit 200, 111 Gordon Baker Road

North York, Ontario M2H 3R1

(Address of principal executive offices) (Zip Code)

(416) 669-2046

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	PAPL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 26, 2025, at the Special Meeting of Stockholders (the “Meeting”) of PINEAPPLE FINANCIAL INC. (the “Company”) stockholders voted on the matters described below.

1.	The Company’s stockholders approved, at the discretion of the Board of Directors (the “Board of Directors”), to effect a reverse stock split (i.e. consolidation) with respect to the Company’s issued and outstanding common shares, no par value (“Common Shares”), at a ratio of between 1-for-10 to 1-for-20 (the “Range” ), with the ratio within such Range to be determined at the discretion of the Board and included in a public announcement, subject to the authority of the Board of Directors to abandon the reverse stock split (the “Reverse Stock Split Proposal”). The number of shares that voted for, against, and withheld from voting for this Reverse Stock Split Proposal is summarized in the table below:

Votes For	Votes Against	Votes Abstain

4,964,012	506,880	27,757

2.	The Company’s stockholders approved, for purposes of complying with the NYSE American LLC listing rules, of the issuance of 20% or more of the Company’s issued and outstanding Common Shares as of November 13, 2024, pursuant to a securities purchase agreement (the “Purchase Agreement”) with the purchasers named therein, dated November 13, 2024, upon the exercise of warrants issuable pursuant to the Purchase Agreement (the “Share Issuance Proposal”). The number of shares that voted for, against, and withheld from voting for this Share Issuance Proposal is summarized in the table below:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes

3,132,095	310,271	30,446	2,025,837

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2025

PINEAPPLE FINANCIAL INC.

By:	/s/ Shubha Dasgupta
Shubha Dasgupta
Chief Executive Officer